Exhibit 23

Consent of Keiter, Stephens, Hurst, Gary & Shreaves, P.C.

Independent Registered Public Accounting Firm

We hereby consent to the inclusion of our report dated June 1, 2006 on the financial statements of the Cadmus Thrift Savings Plan as of December 31, 2005 and 2004 and for the year ended December 31, 2005, in this Form 11-K. We also consent to the incorporation by reference into Cadmus Communications Corporation’s Registration Statement on Form S-8 (No. 033-56653) of our report dated June 1, 2006.

/s/ Keiter, Stephens, Hurst, Gary & Shreaves, P.C.

Richmond, Virginia

June 27, 2006